Exhibit 99.1


            Playtex Products, Inc. Reports Fourth Quarter
                      and Full Year 2003 Results

   WESTPORT, Conn.--(BUSINESS WIRE)--Feb. 9, 2004--Playtex Products, Inc. (NYSE: PYX) today reported results for the fourth quarter and full year of 2003. In the fourth quarter, the Company reported a net loss of $1.0 million, or $0.02 per diluted share. These results compare with fourth quarter 2002 net earnings of $7.2 million or $0.12 per diluted share. Full year 2003 diluted earnings per share were $0.30 on earnings of $18.2 million. These results compare with 2002 earnings of $0.79 per diluted share or $48.9 million. As previously reported, the fourth quarter and the year include charges for the Company's operational restructuring and review of strategic alternatives that negatively impacted earnings per share by $0.05 and $0.02, respectively.
   Net sales were $146.7 million in the fourth quarter of 2003 and $657.7 million for the fiscal year, which compare with prior year results of $159.2 million and $719.1 million, respectively. The competition in tampons, the weather impact in sun care, and negative category trends in a number of businesses significantly impacted us over the past year. We exited the year with stability in tampons with a market share of approximately 26% and shipment levels in line with consumption trends. Net sales for our Gentle Glide business were equal to a year ago in the fourth quarter. Our infant feeding business grew for the year in part due to the addition of several new products and Wet Ones continued to maintain a dominant number one share of its category. Sun Care opening orders that shifted from the fourth quarter 2003 to better match seasonal consumption requirements will benefit our first quarter of 2004. The business trends early in the first quarter of 2004 are encouraging as January net sales are above year ago.
   "Despite a very difficult year related to a combination of unusual events, the talented men and women of Playtex have worked together with great enthusiasm to position our business for growth in 2004. After aggressively defending our tampon franchise and seeing it stabilized throughout 2003, we introduced our innovative new flushable applicator tampon, Beyond, which began shipping in January 2004. Based upon extremely positive research results and acceptance from the retailers, we expect that we will begin to regain market share in tampons in 2004. Our infant care portfolio continues to maintain leadership positions in all of the key segments and is expected to benefit from new products recently introduced to the market. Banana Boat remains the strong number two player in sun care and is poised to grow in 2004 assuming a normalized weather pattern. Additionally, we took steps to enhance our effectiveness and reduce our cost structure through the previously announced operational restructuring that will begin to generate savings in 2004 and be fully implemented by 2005," stated Michael R. Gallagher, Chief Executive Officer.
   Gallagher added, "In spite of the tough year, we generated sufficient net cash flows to reduce our outstanding long term debt by $34.5 million along with reducing the outstanding balance on our A/R facility by $18.0 million. Finally, we recently announced a refinancing of our credit agreement and accounts receivable facility to provide the Company with greater operating flexibility over the next several years."
   The Company guidance for 2004 was recently issued with earnings per share estimated at $0.27 to $0.30 for the year. This includes the impact of the recently announced refinancing of approximately $0.12 per share in higher interest expense and a non-cash write-off of $0.07 per share related to the early extinguishment of existing debt.
   Playtex will hold a conference call with analysts and investors at 10:30 a.m. EST on Tuesday, February 10, 2004. To access the simultaneous web cast or replay of this call, please go to the "Investor Relations" portion of our web site: www.playtexproductsinc.com.
   Playtex Products, Inc. is a leading manufacturer and distributor of a diversified portfolio of personal care and consumer products, including Playtex infant feeding products, Wet Ones, Baby Magic, Diaper Genie, Mr. Bubble, Playtex tampons, Banana Boat, Woolite rug and upholstery cleaning products, Playtex gloves, Binaca and Ogilvie.

   With the exception of the historical information contained in the release, the matters described herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, interest rates, competitive market pressures, the loss of a significant customer, raw material and manufacturing costs, capacity limitations, the ability to integrate acquisitions, adverse publicity and product liability claims, capital structure, the impact of weather conditions on sales, and other factors detailed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update such information.



                        PLAYTEX PRODUCTS, INC.
                        CONSOLIDATED NET SALES
                       (Unaudited, in thousands)

                              Three Months Ended   Twelve Months Ended
                              -------------------  -------------------
                              Dec. 27,  Dec. 28,   Dec. 27,  Dec. 28,
                                2003      2002       2003      2002
                              --------- ---------  --------- ---------

Infant Care                  $  62,660 $  66,367 $  259,880  $ 272,139
Feminine Care                   54,387    57,842    217,824    256,231
Sun Care                        10,385    12,776    100,756    103,126
Household Products &
   Personal Grooming            19,276    22,232     79,261     87,591
                              --------- ---------  --------- ---------
Total                        $ 146,708 $ 159,217 $  657,721  $ 719,087
                              ========= =========  ========= =========


                        PLAYTEX PRODUCTS, INC.
                      CONSOLIDATED BALANCE SHEETS
                   (In thousands, except share data)

                                                 December   December
                                                     27,        28,
                                                    2003       2002
                                                 --------- -----------
                     Assets
Current assets:
Cash                                             $ 27,453  $    31,605
Receivables, less allowance for doubtful
 accounts                                          23,478       27,735
Retained interest in receivables                   64,633       59,774
Inventories                                        78,413       85,160
Due from related party                                  -       80,017
Deferred income taxes                               8,994        8,130
Income taxes receivable                             3,826            -
Other current assets                                8,370        7,782
                                                 --------- -----------
     Total current assets                         215,167      300,203
Net property, plant and equipment                 125,425      121,199
Intangible assets, net:
Goodwill                                          494,307      494,307
Trademarks, patents & other                       138,271      139,174
                                                 --------- -----------
     Total intangible assets, net                 632,578      633,481
Deferred financing costs                           13,109       13,592
Other noncurrent assets                             7,019        9,712
                                                 --------- -----------
Total assets                                     $993,298  $ 1,078,187
                                                 ========= ===========

      Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable                                 $ 39,306  $    47,088
Accrued expenses                                   53,242      54,217
Due to related party                                    -      78,386
Income taxes payable                                4,169       1,086
Current maturities of long-term debt                4,500       4,500
                                                 --------- -----------
     Total current liabilities                    101,217     185,277

Long-term debt                                    788,750     823,250
Other noncurrent liabilities                       16,404      14,526
Deferred income taxes                              59,139      49,601
                                                 --------- -----------
     Total liabilities                            965,510   1,072,654
                                                 --------- -----------

Stockholders' equity:
Common stock, $0.01 par value, authorized
 100,000,000 shares, issued 61,215,856 shares
 at December 27, 2003 and December 28, 2002           612         612
Additional paid-in capital                        526,233     526,233
Retained earnings (deficit)                      (498,539)   (516,771)
Accumulated other comprehensive earnings             (518)     (4,541)
                                                 --------- -----------
Total stockholders' equity                         27,788       5,533
                                                 --------- -----------
Total liabilities and stockholders' equity       $993,298  $1,078,187
                                                 ========= ===========

Memo accounts:
Long-term debt including current maturities of
 long-term debt                                  $793,250    $827,750
                                                 ========= ===========
Receivables, comparative                         $109,111    $126,509
                                                 ========= ===========


                        PLAYTEX PRODUCTS, INC.
                  CONSOLIDATED STATEMENTS OF EARNINGS
                          THREE MONTHS ENDED
             (Unaudited, in thousands, except per share data)

                                          Dec. 27,   Dec. 28,
                                            2003      2002
                                          ---------  ---------

Net sales                               $  146,708  $ 159,217
Cost of sales                               74,285     78,939
                                          ---------  ---------
Gross profit                                72,423     80,278

Operating expenses:
Selling, general
and  administrative                         55,177     55,243
Restructuring (1)                            3,873          -
Amortization of intangibles                    226        236
                                           ---------  ---------


Total operating  expenses                   59,276     55,479
                                           ---------  ---------


Operating earnings                          13,147     24,799


Interest expense, net                       13,978     14,003
Other expenses                                 502        546
                                           ---------  ---------

Earnings before taxes                       (1,333)    10,250

Income tax (benefit) expense                  (374)     3,087
                                            ---------  ---------

Net (loss) earnings                     $     (959) $   7,163
                                           =========  =========

EPS: Basic                              $    (0.02)     $0.12
         Diluted                        $    (0.02)     $0.12

Weighted average shares outstanding:
Basic                                       61,216     61,212
Diluted                                     61,216     61,269

Memo Accounts:
EBITDA (2)                              $   16,407  $  27,979
Depreciation                                 3,536      3,490
Capital expenditures                         4,793      5,864

(1) In the fourth quarter of 2003, with the guidance of outside operation consultants, we launched a comprehensive program of operational improvements to increase effectiveness and profitability. As a part of this program we incurred $3.9 million of restructuring costs and $0.7 million of related expenses that are included in SG&A line of the Consolidated Statement of Earnings.
(2) EBITDA represents net earnings before interest, income taxes, depreciation and amortization. See Reconciliation of EBITDA to Net Earnings (Loss) later in this document.


                        PLAYTEX PRODUCTS, INC.
                  CONSOLIDATED STATEMENTS OF EARNINGS
                          TWELVE MONTHS ENDED
                 (In thousands, except per share data)

                                                 Dec. 27,   Dec. 28,
                                                   2003       2002
                                                 ---------  ---------

Net sales                                      $  657,721   $719,087
Cost of sales                                     317,301    328,433
                                                 ---------  ---------
Gross profit                                      340,420    390,654

Operating expenses:
 Selling, general
  and administrative                              249,810    240,620
 Restructuring
  and asset impairment (1)                          3,873      7,599
 Amortization of intangibles                          903        928
                                                  ---------  ---------
 Total operating expenses                         254,586    249,147
                                                  ---------  ---------

 Operating earnings                                85,834    141,507

 Interest expense, net                             55,038     59,543
 Expenses related to retirement
  of debt (2)                                           -      5,882
 Other expenses                                     1,975      2,653
                                                  ---------  ---------

 Earnings before taxes and cumulative
  effect of change in accounting
  principle                                        28,821     73,429

 Income tax expense (3)                            10,589     12,102
                                                  ---------  ---------

 Earnings before cumulative
  effect of change in accounting
  principle                                        18,232     61,327

 Cumulative effect of change in
 accounting principle, net
 of $7,141 tax benefit (4)                              -    (12,423)
                                                  ---------  ---------


 Net earnings                                  $   18,232   $ 48,904
                                                  =========  =========

 EPS: Basic                                    $     0.30   $   0.80
          Diluted                              $     0.30   $   0.79

 Weighted average shares outstanding:
 Basic                                             61,216     61,148
 Diluted                                           61,227     63,948

 Memo Accounts:
 EBITDA (5)                                    $   98,864   $135,488
 Depreciation                                  $   14,102   $ 14,011
 Capital expenditures                          $   18,564   $ 16,445

(1) In the fourth quarter of 2003, with the guidance of outside operation consultants, we launched a comprehensive program of operational improvements to increase effectiveness and profitability. As a part of this program, we incurred $3.9 million of restructuring costs and $0.7 million of related expenses that are included in SG&A line of the Consolidated
  Statement of Earnings. On March 25, 2002, we announced the closing of our plastic molding facility which resulted in charges for restructuring and asset impairment.
(2) On May 29, 2002, we issued a new $450.0 million Term C Loan and, together with cash, we fully repaid our $76.0 million Term A Loan and our $395.8 million Term B Loan. As a result of this transaction, we recorded a pre-tax loss of $5.9 million during our second quarter ended June 29, 2002.
(3) On March 7, 2002, the U.S. Treasury issued new regulations which permitted Playtex to utilize a previously incurred capital loss. The impact of the regulations resulted in a tax benefit of $14.3 million with a subsequent cash tax savings in 2003.
(4) We adopted new accounting standards for goodwill and other intangible assets at the beginning of our 2002 fiscal year. The adoption of the new accounting standards resulted in the write-down of certain intangible assets.
(5) EBITDA represents net earnings before interest, income taxes, depreciation and amortization. See Reconciliation of EBITDA to Net Earnings later in this document.



                        PLAYTEX PRODUCTS, INC.
                  CONSOLIDATED EBITDA RECONCILIATION
                       (Unaudited, in thousands)


   The table below
   reconciles EBITDA to
   net earnings, the
   most directly          Three Months Ended       Twelve Months Ended
   comparable GAAP      -------------------     ----------------------
   measure.               Dec. 27,   Dec. 28,    Dec. 27,   Dec. 28,
                           2003       2002        2003        2002
                         --------   --------    --------   ---------

Net (loss) earnings   $  (959)   $   7,163     $18,232    $ 48,904
Income tax expense       (374)       3,087      10,589      12,102
Interest expense, net  13,978       14,003      55,038      59,543
Amortization of
 intangibles              226          236         903         928
Depreciation            3,536        3,490      14,102      14,011
                       --------   --------    --------   ---------
EBITDA (1)            $16,407(2) $  27,979(3)  $98,864(4) $135,488(5)
                       ========     ========   ========    =========

(1) EBITDA represents net earnings before interest, income taxes, depreciation and amortization. We believe that EBITDA is a performance measure that provides securities analysts, investors and other interested parties with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies in our industry. We also use EBITDA for planning purposes, including the preparation of annual operating budgets, to determine levels of operating and capital investments and for compensation purposes, including bonuses for certain employees.

    We believe issuers of "high yield" securities also present EBITDA because investors, analysts and rating agencies consider it useful in measuring the ability of those issuers to meet debt service obligations. We believe EBITDA is an appropriate supplemental measure of debt service capacity because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

-- EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
-- EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
-- EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;
-- Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;
-- EBITDA does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, such as discussed below; and
-- Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

    Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our results presented in accordance with accounting principles generally accepted in the U.S. and using EBITDA only supplementally.

    (2) For the three months ended December 27, 2003, EBITDA included:
$0.5 million of other expenses which consists of financing fees associated with our AR Facility, $0.4 million of expenses associated with two lawsuits brought by Playtex in defense of our plastic applicator tampon franchise against The Procter & Gamble Company's launch of Tampax Pearl, $1.9 million of third-party expenses incurred relating to the evaluation of strategic alternatives for maximizing shareholder value and $3.9 million of restructuring costs and $0.7 million of other related costs to implement our operational restructuring.
    (3) For the three months ended December 28, 2002, EBITDA included $0.5 million of other expenses, which consists of financing fees associated with our AR Facility.
    (4) For the twelve months ended December 27, 2003, EBITDA included: $2.0 million of other expenses which consists primarily of financing fees associated with our AR Facility, $3.8 million of expenses associated with two lawsuits brought by Playtex in defense of our plastic applicator tampon franchise against The Procter & Gamble Company's launch of Tampax Pearl, $2.3 million of third-party expenses incurred relating to the evaluation of strategic alternatives for maximizing shareholder value and $3.9 million of restructuring costs and $0.7 million of other related costs to implement our operational restructuring.
    (5) For the twelve months ended December 28, 2002, EBITDA included: $2.7 million of other expenses which consists of financing fees associated with our AR Facility, $7.6 million of restructuring and asset impairment charges associated with the closure of a plant, $5.9 million of costs associated with the retirement of debt, and charge of $12.4 million, net of tax for a cumulative effect of change in accounting principle. See the notes earlier in this document for further description of these items.

    CONTACT: Playtex Products, Inc.
             Laura Kiernan, 203-341-4262